EXHIBIT 10.19


--------------------------------------------------------------------------------
Amendment to the Agency Agreement dated for reference July 22, 1999 (the "Agency Agreement") between The Neptune Society, Inc. (the "Company") and Standard Securities Capital Corporation (the "Agent")
--------------------------------------------------------------------------------


WHEREAS:

A. The Company wishes to amend certain terms and conditions of the Agency Agreement; and,

B. The Agent is willing to amend the Agency Agreement on the terms and conditions of this Amendment,

THE PARTIES to this Amendment therefore agree:

1. All capitalized terms in this Amendment shall have the same meaning as defined in the Agency Agreement.

2. Paragraph 1(h) of the Agency Agreement shall be deleted in its entirety and replaced as follows:

          (h) "First Closing Date" means August 6, 1999 or such other date as the Company and the Agent may agree;

3. Paragraph 21 (d) of the Agency Agreement shall be deleted in its entirety and replaced as follows:

          (d) the authorized capital of the Company is 50,000,000 common shares and the issued capital of the Company is 12,000,000 common shares, and except for options to purchase commons shares currently outstanding to employees of the Company and its subsidiaries and warrants issued in connection with the deferment of loan and interest payments, no person has any right, agreement or option, present or future, contingent or absolute or any right capable of becoming a rights, agreement or option, for the issue or allotment of any unissued shares in the capital of the Company or any other security convertible into or exchangeable or exercisable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding common shares;

3. This Amendment shall be construed with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and each of the parties irrevocably attorns to the jurisdictions of the court of Ontario.

4. This Amendment may be executed in two or more counterparts, each of which will deemed to be an original and all of which will constitute one agreement, effective as of the date below.


Dated this 5th day of August 1999.


THE NEPTUNE SOCIETY, INC.


Per:  /s/ Suzanne L. Wood
      ---------------------------------------
      Suzanne Wood, President and Director



STANDARD SECURITIES CAPITAL CORPORATION


/s/ [Illegible]
----------------------------------------
Authorized Signatory











                                                                               2